UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 30, 2012 (September 20, 2011)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

700 East Ninth Avenue, Suite 200, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

(720) 570-3858
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MAGELLAN PETROLEUM CORPORATION
FORM 8-K
TABLE OF CONTENTS

ITEM 1.01	Entry into a Material Definitive Agreement

ITEM 2.01	Completion of Acquisition or Disposition of Assets

ITEM 9.01	Financial Statements and Exhibits
(a)	Unaudited pro forma condensed combined financial statements
(b)	Exhibits
Signatures

EXHIBIT 99.1	Unaudited pro forma condensed combined financial statements

EXHIBIT 99.2	Press release announcing the completion of the Santos transaction

MAGELLAN PETROLEUM CORPORATION
FORM 8-K
ITEM 1.01 Entry into a Material Definitive Agreement
Magellan Petroleum Corporation (the “Company” or “Magellan” or “we” or “us”) is an independent energy company engaged in the acquisition, exploration, exploitation, development, production and sale of crude oil and natural gas. All amounts presented are in United States dollars. Amounts expressed in Australian currency are indicated as “AUD.”
On May 25, 2012 (the “Closing Date”), Magellan completed an asset swap agreement (the “Santos SA”) entered into through its wholly owned subsidiary Magellan Petroleum (N.T.) Pty Ltd (“Magellan NT”) with Santos QNT Pty Ltd (“Santos QNT”) and Santos Limited (collectively the “Santos Entities”). The completed Santos SA resulted in Magellan becoming the sole owner of the Palm Valley Interests (as defined below) and of the Dingo Interests (as defined below), while the Santos Entities will become the sole owner of the Mereenie Interests (as defined below). In accordance with the terms of the Santos SA, the transaction is deemed to be effective as of July 1, 2011 (the “Effective Date”). Pursuant to the Santos SA transfer of the following assets are provided for:

•
Magellan NT's 35% interest in each of the Mereenie Operating Joint Venture (Petroleum Leases 4 and 5 (the “Mereenie Titles”) and associated property interests, related joint venture contracts (including a crude oil sales contract) and plant and equipment, subject to royalty obligations) and the Mereenie Pipeline Joint Venture (Pipeline License 2 and associated property interests, related joint venture contracts and plant and equipment) (collectively, the “Mereenie Interests”) to Santos QNT, giving the Santos Entities a combined 100% interest in the assets of each of the Mereenie Operating Joint Venture and the Mereenie Pipeline Joint Venture;

•
The Santos Entities' combined interests of 48% in the Palm Valley Joint Venture (Petroleum Lease 3 and associated property interests, related joint venture contracts (including a gas supply and purchase agreement “GSPA”) and plant and equipment, subject to royalty obligations) (collectively, the “Palm Valley Interests”) and combined interests of 66% in the Dingo Joint Venture (Retention License 2, associated joint venture contracts and plant and equipment, subject to royalty obligations) (collectively, the “Dingo Interests”) to Magellan NT, giving Magellan NT a 100% interest in the assets of each of the Palm Valley Joint Venture and the Dingo Joint Venture.

The cash consideration payable for the sale of the Mereenie Interests by Magellan NT is AUD $28.0 million. The cash consideration payable for the sale of the Palm Valley Interests by the Santos Entities is AUD $2.9 million. The cash consideration payable for the sale of the Dingo Interests by the Santos Entities is AUD $0.1 million. The net cash proceeds to Magellan totaled AUD $25.0 million, and Magellan is entitled to purchase price adjustments of approximately AUD $3.7 million.
For a period of 20 years after the Effective Date, the Santos Entities will pay Magellan NT a series of contingent payments (the “Bonus Amounts”) based on meeting certain threshold volumes of net sales of petroleum from the Mereenie Titles (“Threshold Levels”) set out in the Santos SA. If all Threshold Levels are achieved, the cumulative Bonus Amount shall be AUD $17.5 million.
ITEM 2.01 Completion of Acquisition or Disposition of Assets
The information set forth under Item 1.01 is incorporated by reference into Item 2.01 of this Current Filing.
ITEM 9.01 Financial Statements and Exhibits

(a)	Unaudited pro forma condensed combined financial statements: Exhibit 99.1 attached hereto includes presentation of the following unaudited pro forma condensed combined financial statements:
Unaudited pro forma condensed combined balance sheet as of March 31, 2012.
Unaudited pro forma condensed combined income statement for the year ended June 30, 2011.
Unaudited pro forma condensed combined income statement for the nine months ended March 31, 2012.
Notes to the unaudited pro forma condensed combined financial statements.

(b)	Exhibits
99.1 Unaudited pro forma combined financial statements
99.2 Press release announcing the completion of the Santos transaction

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:

MAGELLAN PETROLEUM CORPORATION

May 30, 2012	By:	/s/ J. Thomas Wilson
Name: John Thomas Wilson
Title: President and Chief Executive Officer

4